IRWHE 2005-C 1M-3 BreakEven CDR and Zero Yield Table

Prepayment Scenarios:
Scenario #1
HEL	5 - 25 in 12 month and remain at 25 CPR
HEL125	10 - 25 in 12 month and remain at 25 CPR
Scenario #2
HEL	0 -20 in 12 month and remain at 20 CPR
HEL125	5 - 20 in 12 month and remain at 20 CPR

100% Loss Severity
No Advance
6 month Lag
Fwd LIBOR
Trigger Fail
	BE CDR	Cum Loss	0% Yld CDR	Cum Loss
Scenario #1	5.6	17.34%	6.6	19.96%
Scenario #2	5.3	19.83%	6.3	22.90%